DELIVERY OF MAKE GOOD SHARES, SETTLEMENT AND RELEASE AGREEMENT

This Delivery of Make Good Shares, Settlement and Release Agreement (the "Agreement") is made effective this 22nd day of October, 2007 by and among Xiangqian Li, BAK International, Ltd. ("BAK International") and China BAK Battery. Inc. ("China BAK").

WHEREAS, BAK International was party to a Subscription Agreement pursuant to which certain investors subscribed for and agreed to purchase certain shares of capital stock of BAK International;

WHEREAS, as set forth in Paragraph 4.1(m) of the above-described Subscription Agreement, executive management of BAK International agreed to escrow 10% of their holdings in China BAK upon the consummation of a certain transaction known as the "Going Public Transaction" as defined in the Subscription Agreement.

WHEREAS, the Subscription Agreement provided that the escrow was established so that, in the event the consolidated financial statements of China BAK do not reflect $12 million of Net Income ("NI") for the fiscal year ending September 30, 2005 and $27 million NI for the fiscal year ending September 30, 2006, respectively, the Make Good Shares could be distributed as set out in the Subscription Agreement.

WHEREAS, Xiangqian Li was one of the individuals designated as "executive management of China BAK" for the purposes of the 10% escrow described in Paragraph 4.1(m).

WHEREAS, the escrowed shares of Xiangqian Li were released to him and are currently in his possession, custody and/or control.

WHEREAS, issues have arisen regarding the distribution to the Subscribers, as defined in the Subscription Agreement, of the previously escrowed shares of Xiangqian Li, as Make Good shares.

WHEREAS, Xiangqian Li and BAK International have reached an agreement to resolve the issue concerning the distribution of the previously escrowed shares of Xiangqian Li as Make Good shares.

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which the parties to this Agreement expressly acknowledge, it is agreed as follows:

1. On or before October 24, 2007, Xiangqian Li shall deliver to BAK International for cancellation (or for retention as treasury shares as determined by the board of directors of China BAK), all of the previously escrowed shares (totaling 1,089,775), as described above, that were released to him. Immediately upon receipt, BAK International shall deliver the shares to China BAK.

2. Upon receipt of the shares as described in Paragraph 1 above, China BAK shall cancel the shares or retain the shares as treasury stock as determined by the board of directors of China BAK and commence negotiations with the Subscribers relating to a complete settlement of BAK International's obligations (and China BAK's obligations to the extent it has any) under the Subscription Agreement, including its obligations under Paragraph 4.1(m) of the Subscription Agreement.

3. BAK International and China BAK, effective upon receipt of the above-described shares, shall, and do hereby, release and discharge Xiangqian Li, his assigns, heirs, personal representatives, agents and any person acting on his behalf with respect to the Make Good Shares, from any and all actions, causes of action, claims and suits, of whatsoever kind or nature, known or unknown, accrued or inchoate, relating to or arising out of or in connection with Xiangqian

Li's delivery to BAK International and/or China BAK of his shares in China BAK that were previously escrowed pursuant to Paragraph 4.1.(m) of the Subscription Agreement.

4. Xiangqian Li releases and discharges BAK International and China BAK, and their respective current and former subsidiaries, affiliates, partners, members of their boards of directors, officers, employees, agents and any persons or entities acting on their behalf, or on behalf of either of them, with respect to the Make Good Shares, from any and all actions, causes of action, claims and suits, of whatsoever kind or nature, known or unknown, accrued or inchoate, relating to or arising out of or in connection with Xiangqian Li's delivery to BAK International and/or China BAK of his shares in China BAK that were previously escrowed pursuant to Paragraph 4.1.(m) of the Subscription Agreement.

5. Each party agrees that this Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. All signatures of the parties to this Agreement may be transmitted by facsimile or pdf format, and such facsimile or pdf will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

6. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the state of New York, USA, without regard to its choice of law rules.

7. This Agreement is a compromise of disputes and shall not be construed as an admission of liability by any party as to any claim or any other party as to any other matter, whether the subject of this Agreement or otherwise.

8. This Agreement may not be modified or amended except by a writing signed by all parties hereto, prior to the effective date of any such modification or amendment.

IN WITNESS WHEREOF, each of the parties has executed this Agreement intending to be legally bound thereby.

XIANGQIAN LI

Xiang Qian Li

____

CHINA BAK BATTERY, INC.

____

By: Tony Shen

Title: CFO

For and on behalf of BAK INTERNATIONAL LIMITED

CHINA BAK INTERNATIONAL LTD.

____

Authorized Signature

By: ______________________________

Title: ______________________________